Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. section 1350, the undersigned officer of American CareSource Holdings, Inc. (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company:

Dated:	November 16, 2015	By: /s/ John Pappajohn
John Pappajohn
Acting Chief Executive Officer (Principal Executive Officer)

This certification is made solely for the purpose of 18 U.S.C Section 1350 and not for any other purpose.